                                                                  EXHIBIT 11.2

                         LANDSTAR SYSTEM, INC. AND SUBSIDIARY
                       CALCULATION OF DILUTED EARNINGS PER SHARE
                       (In thousands, except per share amounts)
                                       (Unaudited)
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                                                           Thirty-Nine                        Thirteen
                                                           Weeks Ended                     Weeks Ended
                                                  ---------------------------     ---------------------------
                                                     Sept. 29,      Sept. 23,         Sept. 29,     Sept. 23,
                                                          2001           2000              2001          2000
                                                  ------------   ------------     -------------   -----------

Net income                                        $     31,217   $     29,292     $     11,930   $     11,516
                                                  ============   ============     ============   ============

Average number of common shares
    outstanding                                          8,419          8,909            8,251          8,677

  Plus: Incremental shares from
    assumed exercise of stock
    options                                                216            211              221            206
                                                  ------------   ------------     ------------   ------------
Average number of common shares
    and common share equivalents
    outstanding                                          8,635          9,120            8,472          8,883
                                                  ============   ============     ============   ============

Diluted earnings per share                        $       3.62   $       3.21     $       1.41   $       1.30
                                                  ============   ============     ============   ============

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